Exhibit 4.3
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
MCMORAN EXPLORATION CO.
AS ISSUER,
AND
THE INVESTORS LISTED IN SCHEDULE 1 HERETO
AS INVESTORS
DATED AS OF DECEMBER 30, 2010

     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of December 30, 2010, by and among McMoRan Exploration Co., a Delaware corporation (the “Company”) and the investors listed in Schedule 1 hereto (the “Investors”) pursuant to those certain Securities Purchase Agreements (collectively, the “Purchase Agreements”), each dated September 16, 2010 and each between the Company and an Investor.
     In order to induce the Investors to enter into the Purchase Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreements.
     The Company agrees with the Investors (i) for their benefit as Investors and (ii) for the benefit of the beneficial owners (including the Investors) from time to time of the Securities and the beneficial owners from time to time of the Underlying Common Stock issued upon conversion of the Securities (each of the foregoing, a “Holder” and, together, the “Holders”), as follows:
     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreements. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Dividends” has the meaning set forth in Section 2(e).
     “Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.
     “Amendment Effectiveness Deadline Date” has the meaning set forth in Section 2(d).
     “Board of Directors” means the Board of Directors of the Company, and includes any duly authorized committee of the Board of Directors.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
     “Certificate of Designations” means the certificate of designations filed with the State of Delaware on December 30, 2010, pursuant to which the Securities are being issued.
     “Common Stock” has the meaning set forth in the Certificate of Designations.
     “Damages Accrual Period” has the meaning set forth in Section 2(e).
     “Damages Payment Date” means each each dividend payment date under the Certificate of Designations.
     “Deferral Notice” has the meaning set forth in Section 3(i).

     “Deferral Period” has the meaning set forth in Section 3(i).
     “Effectiveness Deadline Date” has the meaning set forth in Section 2(a).
     “Effectiveness Period” means the period commencing on the Issue Date and terminating upon the earliest to occur of the following: (i) when all of the Securities and the Underlying Common Stock cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to the Shelf Registration Statement or (B) sold pursuant to Rule 144 under circumstances in which any legend borne by the Securities or Underlying Common Stock relating to restrictions on transferability thereof is removed and (ii) the Securities and Underlying Common Stock are eligible to be sold by the Holders thereof (other than the Company’s Affiliates) without restriction pursuant to Rule 144 under the Securities Act or any successor rules thereto or otherwise.
     “Event” has the meaning set forth in Section 2(e).
     “Event Date” has the meaning set forth in Section 2(e).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Filing Deadline Date” has the meaning set forth in Section 2(a).
     “Holder” has the meaning set forth in the third paragraph of this Agreement.
     “Investors” has the meaning set forth in the preamble hereof.
     “Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).
     “Issue Date” means the first date of original issuance of the Securities.
     “Material Event” has the meaning set forth in Section 3(i).
     “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A hereto.
     “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of such Holder’s Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Registration Statement.
     “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     “Purchase Agreements” has the meaning set forth in the preamble hereof.
     “Record Holder” means with respect to any Damages Payment Date relating to any Security as to which any such Additional Dividends has accumulated, the holder of record of such Security as of the close of business on the record date with respect to the dividend payment date under the Certificate of Designations on which such Damages Payment Date shall occur.
     “Registrable Securities” means the Securities until the Securities have been converted into the Underlying Common Stock and, at all times the Underlying Common Stock until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period for a non-Affiliate of the Company that would be applicable thereto under Rule 144 or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Certificate of Designations is removed or removable in accordance with the terms of the Certificate of Designations or such legend, as the case may be.
     “Registration Expenses” has the meaning set forth in Section 5.
     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.
     “Restricted Securities” has the meaning given such term in Rule 144.
     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     “Securities” means the 5 3/4% Convertible Perpetual Preferred Stock of the Company to be purchased by the Investors pursuant to the Purchase Agreements.
     “Shelf Registration Statement” has the meaning set forth in Section 2(b).
     “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c).
     “Transfer Agent” means Mellon Investor Services LLC, as transfer agent of the Securities and the Underlying Common Stock.

     “Underlying Common Stock” means the Common Stock (i) into which the Securities are convertible or (ii) issued upon any such conversion.
     SECTION 2. Shelf Registration.
     (a) The Company shall prepare and file, or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the “Filing Deadline Date”) that is thirty (30) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders thereof of all of the Registrable Securities (the “Initial Shelf Registration Statement”). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, approved by the Company, and set forth in the Initial Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act, if not immediately effective, as promptly as is practicable but in any event by the date (the “Effectiveness Deadline Date”) that is thirty (30) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.
     (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within five (5) Business Days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective under the Securities Act until the expiration of the Effectiveness Period.
     (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Investors holding a majority of Registrable Securities.
     (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). In order to be named in the Prospectus in the Initial Shelf Registration Statement, a Holder of Registrable Securities must deliver a Notice and Questionnaire to the Company within ten (10) Business Days following the date hereof. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event within the later of (x) five (5) Business Days after such date and (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the “Amendment Effectiveness Deadline Date”) that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder electronic copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, or a Deferral Period is put into effect within five (5) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within five (5) Business Days after expiration of the Deferral Period in accordance with Section 3(i); and provided further that if under applicable law, the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).
     (e) The parties hereto agree that the Holders of Securities that are Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii)

the Company has failed to perform its obligations set forth in Section 2(b) within the time periods required therein, (iv) the Company has failed to perform its obligations set forth in Section 2(d) within the time periods required therein or (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an “Event,” and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(b) in the case of clause (iii), the date by which the Company is required to perform its obligations set forth in Section 2(d) in the case of clause (iv) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) in the case of clause (v), being referred to herein as an “Event Date”). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in Section 2(b) in the case of an Event of the type described in clause (iii), the date the Company performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iv) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (v).
     Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a “Damages Accrual Period”), additional dividends (“Additional Dividends”) shall accumulate on all Registrable Securities, as liquidated damages and not as a penalty, payable when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends to Record Holders on the Damages Payment Dates, for each portion of such Damages Accrual Period beginning on, and including, a Damages Payment Date (or, if the first date of any Damages Accrual Period for which Additional Dividends is to be paid to Holders as a result of the occurrence of any particular Event is other than a Damages Payment Date, then the Event Date) and ending on, but excluding, the first to occur of (A) the date of the end of the Damages Accrual Period and (B) the immediately succeeding Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate principal amount of such Securities, determined as of the Business Day immediately preceding the immediately succeeding Damages Payment Date; provided that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iv) of the immediately preceding paragraph, such Additional Dividends shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(e), the non-performance of which is the basis of such Event. Notwithstanding the foregoing, no Additional Dividends shall accumulate as to any Security that is a Registrable Security from and after the earlier of (x) the date such Security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accumulation of

Additional Dividends with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Additional Dividends to the Holders of Securities that are Registrable Securities pursuant to this Section, the accumulation of Additional Dividends will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Dividends by the Company).
     All of the Company’s obligations set forth in this Section 2(e) that are outstanding with respect to any Security that is a Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).
     The parties hereto agree that the Additional Dividends provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Securities that are Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.
     SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2, the Company shall:
     (a) prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein;
     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented;
     (c) as promptly as practicable give notice to the Notice Holders (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) after the effective date of any Registration Statement filed pursuant to this Agreement of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply;
     (d) use its commercially reasonable efforts to prevent the issuance of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide prompt notice to each Notice Holder of the withdrawal of any such order;
     (e) if reasonably requested by any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3(e) that, in the written opinion of counsel for the Company, are not in compliance with appliance law;
     (f) as promptly as practicable furnish to each Notice Holder, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder);
     (g) if physical prospectus delivery is required under the Securities Act or not otherwise satisfied under the Securities Act during the Effectiveness Period, deliver to each Notice Holder, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, electronic copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;
     (h) prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject them to general service of process in suits or to taxation in any such jurisdiction where they are not then so subject;
     (i) upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a “Material Event”) that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”) and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the reasonable judgment of the Company, the Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the “Deferral Period”) without the Company incurring any obligation to pay Additional Dividends pursuant to Section 2(e) shall not exceed thirty (30) days in any ninety- (90-) day period and ninety (90) days in any twelve- (12-) month period;
     (j) make available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a duty of trust to the Company, and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5;
     (k) comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve- (12-) month period (or ninety (90) days after the end of any twelve- (12-) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said twelve- (12-) month periods;

     (l) if electronic global certificates for the Registrable Securities are not then available, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends under the Securities Act, and cause such Registrable Securities to be in such numbers as are permitted by the Certificate of Designations and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities;
     (m) obtain a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Transfer Agent with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company; and
     (n) enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.
     SECTION 4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(e) (including the information required to be included in such Notice and Questionnaire) and the information set forth in the immediately succeeding sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.
     SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses (“Registration Expenses”) shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with federal and state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the Holders in connection with the Shelf Registration Statement, (iv) fees and disbursements of the Transfer Agent and its counsel and of the registrar and transfer agent for the Common Stock and (v) Securities Act liability insurance, if any, obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company is then listed and the fees and expenses of any person, including special experts, retained by the Company.
     SECTION 6. Indemnification; Contribution.
     (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
     (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the other selling Holders, and each of their respective directors and officers, and each person, if any, who controls the Company, or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by Holder and distributed to the public were offered to the public exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 6, each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
     SECTION 7. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in its most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.
     (a) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow it to be eligible to file registration statements on Form S-3.
     SECTION 8. Miscellaneous.
     (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements. Notwithstanding the foregoing, the Investors acknowledge that the Company is obligated, and may obligate itself from time to time in the future, to register its securities for other holders pursuant to separate registration statements.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Securities deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Securities are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:
     (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;
     (y) if to the Company, to:
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: General Counsel
Telecopy No.: (504) 582-4000
     (z) if to any Investor, to the address given by such Investor in that certain securities purchase agreement between the Company and such Investor.
or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.
     (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Investors or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Investors shall be deemed, for purposes of this Agreement, to be an assignee of the Investors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreements, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
     (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 and the obligations to make payments of and provide for Additional Dividends under Section 2(e) to the extent such damages accumulate prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.
[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MCMORAN EXPLORATION CO.
By:	/s/ Kathleen L. Quirk
	Name:	Kathleen L. Quirk
	Title:	Senior Vice President & Treasurer

[To be a separate signature page for each investor party hereto]

ANNEX A
FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
     The undersigned beneficial holder of 5 3/4% Convertible Perpetual Preferred Stock (the “Securities”) of McMoRan Exploration Co. (the “Company”) or common stock, par value $0.01 per share (the “Common Stock” and, together with the Securities, the “Registrable Securities”), of the Company issuable upon conversion of the Securities understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement dated as of December 30, 2010 (the “Registration Rights Agreement”), among the Company and the investors named therein. Each capitalized term not otherwise defined in this questionnaire shall have the meaning ascribed thereto in the Registration Rights Agreement.
     Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including some indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Registration Statement. In order to be named as a selling securityholder in the prospectus at the time of effectiveness, beneficial owners must complete and deliver this Notice and Questionnaire within 10 business days after the date of the Registration Rights Agreement. Upon receipt of a completed Notice and Questionnaire, together with such other information as the Company may reasonably request, from a beneficial owner, the Company will use its commercially reasonable efforts to file within 5 business days such amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit such beneficial owner to deliver such prospectus to purchasers of Registrable Securities, subject to the Company’s right to suspend the use of the prospectus. The Company has agreed to pay additional dividends pursuant to the Registration Rights Agreement under some circumstances as set forth therein.
     Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
NOTICE
     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
     Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
QUESTIONNAIRE

1.	(a)	Full legal name of Selling Securityholder:

	(b)	Full legal name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

	(c)	Full legal name of the broker-dealer or other third party through which Registrable Securities listed in Item 3 below are held:

	(d)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

	(e)	If Selling Securityholder is not, and is not a wholly-owned subsidiary of a company that is, required to file periodic and other reports (e.g., Forms 10-K, 10-Q, 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, identify any natural person(s) who exercise voting power and investment control over any Registrable Securities and provide each such person’s address:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Email:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

	(a)	Type and Principal Amount or number of shares of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

Unless otherwise indicated in the space provided below, all Securities and all shares of common stock listed in response to Item 3(a) above, and all shares of common stock issuable upon conversion of the Securities listed in response to Item 3(a) above, will be included in the Registration Statement. If the undersigned does not wish all such Securities and/or shares of common stock to be so included, please indicate below the principal amount or the number of shares to be included:

4.	Beneficial Ownership of other Company securities owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a) Type and Amount of other Company securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such other Company securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	(a)	Is the Selling Securityholder a registered broker-dealer?

	(b)	If the answer to Item 6(a) is yes, did the Selling Securityholder acquire the Registrable Securities as compensation for placement agent or investment banking services to the Company (if so, please describe)?

	(c)	Is the Selling Securityholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

(d)	If the answer to Item 6(c) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(e)	If the answer to Item 6(c) is yes, did the Selling Securityholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(f)	If the answer to Item 6(c) is yes, did the Selling Securityholder, at the time of purchase of the Registrable Securities, have any agreements, understandings or arrangements, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

(g)	Except as set forth below, if the undersigned is a registered broker-dealer, the undersigned does not plan to make a market in the Registrable Securities. If the undersigned plans to make a market in the Registrable Securities, please indicate whether you plan to use the prospectus relating to the Registrable Securities as a market-making prospectus.

7.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Registration Statement only as follows (if at all). Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker dealers or agents. If the Registrable Securities are sold through underwriters or broker dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions and their professional fees. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of the prospectus.

State any exceptions here:

Note:	In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless some persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under some circumstances to indemnify the Selling Securityholder against some liabilities.

All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 2 of this Notice and Questionnaire.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Notice and Questionnaire that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

In the event that the undersigned transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Registration Statement is not available, the undersigned will suspend use of the prospectus until receipt of notice from the Company that the prospectus is again available.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

(please print)

By:
Name:
Title:

Dated:
PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE TO THE COMPANY AT:
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: General Counsel
Telecopy No.: (504) 582-4000